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                                                       EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated July 26, 2000, on our reviews of interim unaudited consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and six-month periods ended June 30, 2000 and 1999, and included in the Company's Form 10-Q for the quarter ended June 30, 2000, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689 and 333-30691), and Form S-3 (Registration
Nos. 33-48089 and 333-42660).



                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP



St. Paul, Minnesota
August 3, 2000